Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-4) and related Prospectus of Equifax Inc. for the registration of Brazilian Depositary Receipts representing shares of Equifax Inc. common stock and to the incorporation by reference therein of our reports dated February 23, 2023, with respect to the consolidated financial statements and financial statement schedule of Equifax Inc., and the effectiveness of internal control over financial reporting of Equifax Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2022, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Atlanta, GA

March 6, 2023

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 18, 2023, in the Registration Statement (Form F-4) and related Prospectus of Equifax do Brasil S.A. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Atlanta, GA

March 6, 2023